Exhibit 10.8

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is executed as of October 7, 2016, by PARK INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company having its principal place of business at c/o Park Hotels & Resorts, Inc., 7930 Jones Branch Drive, McLean, Virginia 22102 (together with its successors and permitted assigns, “Guarantor”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179, DEUTSCHE BANK, AG, NEW YORK BRANCH, a branch of Deutsche Bank AG, a German bank authorized by the New York Department of Financial Services, having an address at 60 Wall Street, New York, New York 10005, GOLDMAN SACHS MORTGAGE COMPANY, a Delaware limited partnership having an address at 200 West Street, New York, New York 10282, BARCLAYS BANK PLC, a public company registered in England and Wales, having an address at 745 Seventh Avenue, New York, New York 10019, and MORGAN STANLEY BANK, N.A., a national banking association having an address at 1585 Broadway, 25th Floor, New York, New York 10036 (together with their respective successors and assigns, each, a “Co-Lender” and, collectively, “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Loan Agreement, dated as of the date hereof (the “Loan Agreement”), by and among S.F. Hilton LLC (the “SF Borrower”), P55 Hotel Owner LLC (“P55 Borrower” and together with SF Borrower, “Borrower”), San Francisco Lessee LLC (“SF Operating Lessee”), Parc 55 Lessee LLC (“P55 Operating Lessee” and together with SF Operating Lessee, “Operating Lessee”) and Lender, Lender made a loan to Borrower in the aggregate principal amount of Seven Hundred Twenty-Five Million and No/100 DOLLARS ($725,000,000.00) (the “Loan”), which Loan is evidenced by the Note (as defined in the Loan Agreement), and secured by, among other things, each Mortgage (as defined in the Loan Agreement);

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower and Operating Lessee, and Guarantor will directly benefit from Lender’s making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1 Guaranty of Obligation. Subject to the terms and conditions hereof, Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2 Definition of Guaranteed Obligations.

(a) As used herein, the term “Guaranteed Obligations” means all obligations and liabilities of Borrower and Operating Lessee pursuant to Section 9.3(b) and (c) of the Loan Agreement.

(b) Notwithstanding anything to the contrary in this Guaranty or any of the other Loan Documents: (i) the aggregate liability of Guarantor with respect to the Guaranteed Obligations set forth in Section 9.3(c) of the Loan Agreement shall not exceed an amount equal to ten percent (10%) of the principal balance of the Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due thereunder and (ii) Guarantor shall have no liability with respect to Section 9.3(b)(v) of the Loan Agreement with respect to failures to pay trade payables or operational debt in the ordinary course of business if (A) the Property does not generate sufficient revenue to pay such trade payables or operational debt or (B) if the funds held in the Cash Management Account, the Reserve Funds or other Lender reserves or escrows, in each case, identified to pay such expenses have not been made available to Borrower or Operating Lessee to pay such obligations or have otherwise not been applied by Lender to such obligations and in no event shall Guarantor be required to fund any additional capital contributions or make any loans to Borrower or Operating Lessee.

(c) In addition to the limitations set forth in Section 1.2(b) above, Guarantor shall have no obligations under this Guaranty or otherwise with respect to the Guaranteed Obligations arising out of acts or omissions not taken by or at the direction of Guarantor occurring after the date of (i) a Transfer resulting from the exercise of Lender’s rights under the Loan Documents or (ii) the consummation of any remedial or enforcement action by the Lender under the Loan Documents or with respect to the Property, including, without limitation, any foreclosure, deed-in-lieu or assignment in lieu of foreclosure.

1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or Operating Lessee, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6 No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower, Operating Lessee or others liable on the Loan or the Guaranteed Obligations or any other Person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower, Operating Lessee or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7 Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, any Mortgage, the Loan Agreement or of any other Loan Documents, (d) the execution and delivery by Borrower, Operating Lessee and Lender of any other loan or credit agreement or of Borrower’s or Operating Lessee’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Properties, (e) the occurrence of any Default or an Event of Default, (f) except as specifically provided in the Loan Documents, Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) except as specifically provided in the Loan Documents, sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Loan, (h) except as specifically provided in the Loan Documents, protest, proof of non-payment or default by Borrower or Operating Lessee, or (i) except as specifically provided herein or in the other Loan Documents, any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations.

1.8 Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within ten (10) Business Days after demand by Lender, pay Lender all reasonable out-of-pocket costs and expenses (including court costs and reasonable third-party attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

1.9 Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower, Operating Lessee and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, until the Debt is indefeasibly paid in full, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower, Operating Lessee or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty.

1.11 Borrower and Operating Lessee. The term “Borrower” and the term “Operating Lessee” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or Operating Lessee, as applicable, or any interest in Borrower or Operating Lessee, as applicable.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, any Mortgage, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower, Operating Lessee and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower, Operating Lessee or any Guarantor.

2.3 Condition of Borrower, Operating Lessee or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Operating Lessee, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower, Operating Lessee or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower, Operating Lessee or Guarantor, or any changes in the shareholders, partners or members of Borrower, Operating Lessee or Guarantor; or any reorganization of Borrower, Operating Lessee or Guarantor.

2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, any Mortgage, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower or Operating Lessee has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower or Operating Lessee other than the payments on the Loan made by Borrower or Operating Lessee, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, any Mortgage, the Loan Agreement or any of the

other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower, Operating Lessee or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5 Release. Any full or partial release of the liability of Borrower or Operating Lessee on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.10 Offset. The Guaranteed Obligations and the liabilities and obligations of the Guarantor under this Guaranty to Lender shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower or Operating Lessee against Lender, or any other party, or against payment of the

Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise, other than payment of the Guaranteed Obligations.

2.11 Merger. The reorganization, merger or consolidation of Borrower or Operating Lessee into or with any other Person.

2.12 Preference. Any payment by Borrower or Operating Lessee to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower, Operating Lessee or any other Person.

2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof. It is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

3.1 Benefit. Guarantor is an Affiliate of Borrower and Operating Lessee, is the owner of a direct or indirect interest in Borrower and Operating Lessee, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2 Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and Operating Lessee and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3 No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

3.4 Guarantor’s Financial Condition. Guarantor is, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, general equitable principles and a covenant of good faith and fair dealing.

3.6 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of Guarantor, threatened against Guarantor, which actions, suits or proceedings, if determined against Guarantor would be reasonably likely to materially adversely affect the condition (financial or otherwise) or business of Guarantor.

3.7 No Plan Assets. Guarantor is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, and none of the assets of Guarantor constitute or will constitute “plan assets” of any benefit plan investor within the meaning of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). Except as could not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on Guarantor, neither Guarantor nor any ERISA Affiliate is or was obligated to contribute to any employee benefit plan (as so defined) subject to Title IV of ERISA. Transactions contemplated hereunder by or with Guarantor are not subject to any state or other statute or regulation with respect to governmental plans within the meaning of Section 3(32) of ERISA which are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect and which prohibit the transactions contemplated by this Agreement, including, but not limited to the exercise by Lender of any of its rights under the Loan Documents.

3.8 ERISA. (a) Assuming compliance by the Lender of the representation in Section 5.2.9(d) of the Loan Agreement, Guarantor shall not engage in any transactions contemplated under the Loan Agreement or the other Loan Documents which would cause any obligation, or action taken or to be taken, thereunder (or the exercise by Lender of any of its rights under the Note, the Loan Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under Section 406(a) of ERISA.

(b) Guarantor further covenants and agrees if at such time any “employee benefit plan”, whether or not subject to Title I of ERISA, holds an equity investment in Guarantor, Guarantor shall, deliver to Lender such certifications from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, but not more frequently than once per calendar year, and on no less than thirty (30) Business Days’ advance written notice (but in no event shall Guarantor’s failure to perform this Section 3.8(b) constitute an Event of Default), that neither Guarantor is not (i) is subject to any state statutes regulating investments and fiduciary obligations with respect to governmental plans and (ii) one or more of the following circumstances with respect to Guarantor, is true:

(i) Equity interests in Guarantor are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Guarantor are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(b)(2), as modified by Section 3(42) of ERISA and the regulations promulgated thereunder; or

(iii) Guarantor qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e) or another exception to ERISA applies such that Guarantor’s assets should not constitute “plan assets” of any “benefit plan investor” within the meaning of Section 3(42) of ERISA and the regulations promulgated thereunder.

3.9 Survival. All representations and warranties made by Guarantor herein are made as of the date hereof and shall survive the execution hereof.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower and Operating Lessee to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of such parties be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower or Operating Lessee (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. During the continuance of an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or Operating Lessee any amount upon the Guarantor Claims.

4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims.

Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and/or Operating Lessee, on the one hand, and Guarantor, on the other hand, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims, provided, however, that Guarantor shall have no such subrogation rights until repayment in full of the Debt.

4.3 Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s or Operating Lessee’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s or Operating Lessee’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower or Operating Lessee, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower or Operating Lessee held by Guarantor.

ARTICLE V

COVENANTS

5.1 Financial Statements So long as Sponsor REIT (i) owns all or substantially all of the ownership interests in Guarantor and Controls Guarantor, (ii) owns assets and has liabilities that are substantially the same as the assets and liabilities of Guarantor and (iii) has financial statements that are publicly available (any such period during which the foregoing conditions are satisfied, a “Sponsor REIT Reporting Period”), Guarantor shall not be required to provide financial statements deliver financial statements to Lender, except as set forth in subsection (b) below.

(b) Notwithstanding the foregoing, upon a written request given by Lender during a Sponsor REIT Reporting Period (but not more than one time in any calendar year), Guarantor shall furnish to Lender, within thirty (30) days after such written request (but in no event shall such financial statements be required to be delivered prior to the date that is one hundred twenty (120) days following the end of a Fiscal Year of Guarantor), the balance sheet and profit and loss statement of Guarantor, which shall be accompanied by a certificate executed by an officer of Guarantor and stating that the same present fairly the financial condition and results of operations of Guarantor as of the date thereof and have been prepared in accordance with GAAP, as interpreted by the Uniform System of Accounts.

(c) If a Sponsor REIT Reporting Period is not continuing, annually within one-hundred twenty (120) days following the end of each Fiscal Year of Guarantor, Guarantor shall deliver to Lender the financial statements of Guarantor audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender (an “Acceptable Accountant”), which shall be prepared in accordance with GAAP, as interpreted by the Uniform System of Accounts, and accompanied by an unqualified opinion of the Acceptable Accountant which audited such financial statements.

ARTICLE VI

MISCELLANEOUS

6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

6.2 Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on (a) the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested (b) expedited, prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery and by telecopier (with answer back acknowledged), addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

Guarantor:

Park Intermediate Holdings LLC

c/o Park Hotels & Resorts, Inc.

7930 Jones Branch Drive

McLean, Virginia 22102

Attention: General Counsel

Park Intermediate Holdings LLC

c/o Park Hotels & Resorts, Inc.

1600 Tysons Boulevard, Suite 1000

McLean, Virginia 22101

Attention: General Counsel

with a copy to:

Perkins Coie LLP

131 S. Dearborn Street, Suite 1700

Chicago, Illinois 60603

Attention: Matthew Shebuski, Esq.

Lender:

JPMorgan Chase Bank, National Association

383 Madison Ave.

New York, New York 10179

Attention: Joseph E. Geoghan III

Deutsche Bank AG, New York Branch

60 Wall Street, 10th Floor

New York, New York 10005

Attention: Robert W. Pettinato Jr.

Morgan Stanley Bank, N.A.

1585 Broadway, 25th Floor

New York, New York 10036

Attention: George Kok

Barclays Bank plc

745 Seventh Avenue

New York, New York

Attention: Michael S. Birajiclian

Goldman Sachs Mortgage Company

200 West Street

New York, New York 10282

Attention: Rene Theriault

Facsimile: (917) 977-4870

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: William P. McInerney

Facsimile No.: 212-504-6666

6.3 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICES COMPANY

2711 CENTERVILLE ROAD, SUITE 400

WILMINGTON, DELAWARE 19808

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.

6.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

6.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by Lender and Guarantor.

6.6 Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of Lender and Guarantor and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder, except as contemplated by the Loan Agreement and/or Section 6.16 hereof. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

6.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

6.8 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

6.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

6.10 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower or Operating Lessee to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

6.11 Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

6.12 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

6.13 Waiver of Right To Trial By Jury. EACH OF GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY AGREES NOT TO

ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, ANY MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF GUARANTOR AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

6.14 Intentionally Omitted.

6.15 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower or Operating Lessee under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or Operating Lessee or otherwise, then, upon the restoration or return of such payments, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

6.16 Guarantor Release. In connection with a Permitted Assumption permitted pursuant to and in accordance with Section 5.2.10 of the Loan Agreement, Guarantor shall be released as a Guarantor and from its obligations under this Guaranty subject to the satisfaction of all of the terms and conditions set forth in Section 5.2.10 of the Loan Agreement.

6.17 Special State Provisions. In the event of any inconsistencies between the other terms and conditions of this Agreement and this Section 6.17, the terms and conditions of this Section 6.17 shall control and be binding. In the event that (and only in the event that) any court of competent jurisdiction determines that, notwithstanding the terms and provisions of Section 6.3 hereof, the laws of the State of California shall govern in any respect the interpretation or enforcement of all or any portion of this Guaranty, then the following terms and provisions of this Section 6.17 shall apply:

(a) Modifications to Loan and Loan Documents. Guarantor agrees that Lender may do any of the following without affecting the enforceability of this Guaranty or the other Loan Documents: (A) take or release additional security for any obligation in connection with the Loan Documents; (B) discharge or release (by judicial or nonjudicial foreclosure, acceptance of a deed in lieu of foreclosure or otherwise) any Person or Persons liable under the Loan Documents; (C) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Borrower, Operating Lessee, any guarantor of Borrower’s or Operating Lessee’s obligations under the Loan Documents or any pledgor of collateral for any Person’s obligations to Lender; and (D) credit payments in such manner and order of priority to principal, interest or other obligations as Lender may determine in accordance with the terms of the Loan Documents.

(b) Waivers.

(i) Guarantor agrees that Lender’s right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of any of the Loan Documents. Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 and agrees that Lender’s rights under this Guaranty shall be enforceable even if Borrower or Operating Lessee had no liability at the time of execution of the Loan Documents or later ceases to be liable.

(ii) Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 and agrees that Lender’s rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrower or Operating Lessee is responsible. The enforceability of the Guaranty against Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower’s or Operating Lessee’s obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower, Operating Lessee, any guarantor of Borrower’s or Operating Lessee’s obligations under the Loan Documents, any other pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan.

(iii) Guarantor waives all benefits and defenses it may have under California Civil Code Sections 2845, 2849 and 2850 (subject to Section 1.10 of this Guaranty), including, without limitation, the right to require Lender to (i) proceed against Borrower, Operating Lessee any guarantor of Borrower’s or Operating Lessee’s obligations under the Loan Documents, any other pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan, (ii) proceed against or exhaust any other security or collateral Lender may hold, or (iii) pursue any other right or remedy for Borrower’s or Operating Lessee’s benefit, and agree that Lender may exercise its rights under this Guaranty or may foreclose against any Individual Property without taking any action against Borrower, Operating Lessee any guarantor of Borrower’s or Operating Lessee’s obligations under the Loan Documents, any pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan, and without proceeding against or exhausting any security or collateral Lender holds.

(iv) Guarantor waives any rights or benefits it may have by reason of California Code of Civil Procedure Section 580a which could limit the amount which Lender could recover in a foreclosure of any Individual Property to the difference between the amount owing under the Loan Documents and the fair value of any such Individual Property or interests sold at a nonjudicial foreclosure sale or sales of any other real property held by Lender as security for the obligations under the Loan Documents.

(v) Guarantor, as a guarantor or surety, waives diligence and all demands, protests, presentments and notices of protest, dishonor, nonpayment and acceptance of the Loan Documents.

(vi) Guarantor waives all rights and defenses that are or may become available to the guarantor or other surety by reason of California Civil Code Sections 2787 to 2855, inclusive, subject to Section 1.10 of this Guaranty.

(c) Guarantor Informed of Borrower’s and Operating Lessee’s Condition. Guarantor acknowledges that it has had an opportunity to review the Loan Documents, the value of the security for each of the other entities comprising Borrower and Operating Lessee under the Loan Documents and the financial condition of each of the other entities comprising Borrower and Operating Lessee and the ability of such entity to satisfy its obligations to Lender. Guarantor agrees to keep itself fully informed of all aspects of the financial condition of Borrower and Operating Lessee and of the performance of Borrower and Operating Lessee to Lender and agrees that Lender has no duty to disclose to Guarantor any information pertaining to Borrower or Operating Lessee or any security for the obligations of the other entities comprising Borrower under the Loan Documents.

(d) Waiver of Estoppel Defense. Upon and during the continuance of an Event of Default, Lender may elect to foreclose nonjudicially the Lien of any (or each) Mortgage and, if such right has arisen, to also exercise its rights under this Guaranty. Guarantor acknowledges that its right to seek reimbursement from Borrower or Operating Lessee for any amounts paid by it to Lender under this Guaranty will be eliminated if Lender elects to so foreclose the Lien of any Mortgage. Nevertheless, Guarantor waives any such right to reimbursement and agrees that a nonjudicial foreclosure by Lender of the Lien of any Mortgage will not affect the enforceability of the Loan Documents on Guarantor’s interest in any Individual Property. In order to further effectuate such waiver, each Guarantor hereby agrees that it waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure of the Lien of any (or each) Mortgage, has destroyed its rights of subrogation and reimbursement against Borrower or Operating Lessee by the operation of Section 580d of the Code of Civil Procedure or otherwise.

(e) Subrogation. Guarantor waives its rights under California Civil Code Sections 2847, 2848 and 2849 to the extent not inconsistent with Section 1.10 of this Guaranty.

(f) Confirmation of Waivers. In accordance with California Civil Code Section 2856(c), Guarantor, as guarantor, hereby waives all rights and defenses that Guarantor may have because the Loan is secured by real property. This means, among other things:

(i) Lender may collect from Guarantor without first foreclosing on any other real or personal property collateral pledged by Borrower, Operating Lessee or any other Person (each an “Other Obligor” and collectively, the “Other Obligors”).

(ii) If Lender forecloses on any real property collateral pledged by any Other Obligor:

(iii) The amount of the Loan may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(iv) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from any Other Obligor.

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EXECUTED as of the day and year first above written.

GUARANTOR:

PARK INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Sean Dell’Orto
Name:	Sean Dell’Orto
Title:	Senior Vice President and Treasurer

SCH. 1-1